UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2004
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following release was issued by Caterpillar on October 13, 2004:

* * * * * * * * * * * * * * * * * * * * * * * * * * * * *
October 13, 2004

FOR IMMEDIATE RELEASE

Caterpillar Chief Financial Officer McPheeters to Retire,
Burritt Elected VP and New CFO

Peoria, Ill. - Caterpillar Inc. (NYSE: CAT) announced today that Vice President and Chief Financial Officer F. Lynn McPheeters will retire February 1, 2005, after a distinguished 40-year Caterpillar career. To allow a smooth transition and 2005 planning, the Caterpillar Board today elected Corporate Controller David B. Burritt as a Caterpillar vice president, effective December 1, 2004. Burritt will succeed McPheeters as CFO and lead Caterpillar’s Corporate Services Division. Replacing Burritt as corporate controller will be Bradley M. Halverson, currently director of Corporate Financial Reporting.

“We are truly indebted to Lynn for his exceptional contributions to the company over four decades. As CFO for the past six years, he brought a steady hand to a rapidly changing environment. He exemplifies the highest level of integrity, and his committed stewardship of our financial systems has strengthened Caterpillar’s reputation as a leader in corporate governance and ethics,” said Caterpillar Chairman and CEO Jim Owens.

McPheeters, 62, joined Caterpillar in 1964 as a college graduate trainee in accounting. He held a number of financial positions in the United States and spent 15 years overseas. In his global assignments, he served as distribution finance manager in Japan, finance manager in Europe and secretary-treasurer for Caterpillar Far East in Hong Kong. He went on to serve as executive vice president of Caterpillar Financial Services Corporation in Nashville and returned to Peoria to become Caterpillar treasurer in 1996. He was appointed a Caterpillar vice president and the company’s chief financial officer in 1998.

Burritt, 49, began his career at Caterpillar in 1978 as an accountant. He has served in many accounting, tax and financial reporting roles, including business manager for Cat Belgium and general manager of Strategic and Business Services for Europe, Africa and the Middle East. In 2001, Burritt led the company’s implementation of 6 Sigma as the corporate champion, driving Caterpillar to become the first company to launch this business improvement methodology worldwide and achieve net benefits in the first year. He was named corporate controller in late 2002 and introduced the company’s transparent financial reporting initiative - a key component of Caterpillar’s Sarbanes-Oxley compliance that aligns Caterpillar’s internal and external reporting processes.

“Dave Burritt combines an outstanding portfolio of educational and international work experiences, which make him an excellent choice for the CFO position. His leadership of 6 Sigma and the transparent financial reporting initiative has driven us to become a more fact-based, data-driven organization. I have a great deal of confidence in his ability to inspire our executive and financial teams with his energy, strategic thinking and passion for process excellence,” Owens said.

Halverson, 44, joined Caterpillar as an accountant in 1988, bringing auditing and tax experience from Price Waterhouse and financial reporting experience from Rolscreen Co. He held several Caterpillar corporate accounting assignments and served as controller in Europe in the mid-1990s. He managed business resources in Caterpillar’s engine division and was the director of corporate business development prior to his current position.

For more than 75 years, Caterpillar Inc. has been building the world’s infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2003 sales and revenues of $22.76 billion, Caterpillar is a technology leader and the world’s leading manufacturer of construction and mining equipment, clean diesel and natural gas engines and industrial gas turbines. More information is available at www.cat.com.

For more information, contact:
Kelly Wojda
Corporate Public Affairs
(309) 675-1307
wojda_kelly_g@cat.com

Biographical Information

F. Lynn McPheeters
F. Lynn McPheeters is vice president and chief financial officer of Caterpillar Inc. He has responsibility for the Corporate Services Division, which includes accounting, tax, treasury, investor relations functions and Carter Machinery Company, Inc.

Prior to his current position, McPheeters was corporate treasurer of Caterpillar Inc. from 1996 until November 1998. He was responsible for the company's banking and funding relationships, trade financing policy, foreign exchange and interest risk management, pension fund administration and Caterpillar Investment Management Limited, the company's investment advisory group. He was elected a Caterpillar vice president in October 1998.

McPheeters started with Caterpillar in 1964 as part of the College Graduate Trainee Program after receiving a Bachelor of Science degree in Accounting from Southern Illinois University. In 1973, he moved to the Caterpillar subsidiary in Geneva, Switzerland, as an assistant finance manager. He became manager of Distribution Finance for Shin Caterpillar Mitsubishi Ltd. in 1975 before returning to Geneva as manager of Finance Services in 1978. He became secretary-treasurer of Caterpillar Far East, Ltd. in 1983 and vice president of Caterpillar Financial Services Corporation in 1987.

In 1990, he was named executive vice president of Caterpillar Financial Services Corporation, a position he held until being named treasurer.

McPheeters completed the Advanced Management Program at Duke University in 1988. He is a member of the Southern Illinois University College of Business and Administration's External Advisory Board and serves on the board of RLI Corp. He is chairman of the OSF Saint Francis Medical Center Foundation Council, a member of The Conference Board's Council of Financial Executives, the Southern Illinois University Foundation Board and First United Methodist Church of Peoria Foundation.

David B. Burritt
David B. Burritt has been Caterpillar’s corporate controller since 2002. In this position, he introduced the company’s transparent financial reporting initiative - a key component of Caterpillar’s Sarbanes-Oxley compliance that aligns Caterpillar’s internal and external reporting processes.

Burritt began his career at Caterpillar in 1978 as an accountant. He served as an inventory and budget accountant in Caterpillar’s foundry operations and then moved to its General Offices in financial reporting and tax roles. In 1990, as manager of Business Measurements, Burritt helped facilitate Caterpillar’s reorganization into accountable business units by designing a new corporate metrics system and business unit reporting structure.

Beginning in 1994, he gained international experience by assuming the role of business manager for Cat Belgium S.A. He went on to become general manager of Strategic and Business Services for Europe, Africa and the Middle East based in Geneva, Switzerland.

Prior to his current position, Burritt led the company’s implementation of 6 Sigma as the corporate champion, driving Caterpillar to become the first company to launch this business improvement methodology worldwide and achieve net benefits in the first year.

Burritt graduated with a Bachelor of Science degree in Accounting from Bradley University in 1977. He earned a Master of Science in Business Administration from the University of Illinois in 1990. He also completed the Stanford University Executive Program in 1998. He is a lifetime member of Phi Kappa Phi.

Burritt is a Certified Public Accountant and member of the American Institute of CPAs. He is also a Certified Management Accountant and member of the Institute of Management Accountants.

He serves as a member of the Corporate Executive Board’s Controllers’ Leadership Roundtable, Financial Executives International and the Conference Board Council of Corporate Controllers.

Bradley M. Halverson
Bradley M. Halverson is currently director of Corporate Financial Reporting, responsible for business analysis, financial reporting and business development.

Halverson joined Caterpillar as an accountant in 1988. Prior to Caterpillar, he gained five years of auditing and tax experience with Price Waterhouse and a year of financial reporting experience with Rolscreen Company. In Caterpillar Corporate Accounting, he served in several budgeting, forecasting and financial analysis assignments.

In 1993, he moved to Geneva, Switzerland, to become business project consultant with Caterpillar Overseas, S.A. He went on to become controller in Europe, responsible for Caterpillar’s financial reporting in Europe, Africa and the Middle East. Halverson returned to the U.S. in 1996 to manage general accounting and financial systems.

From 1998 until he assumed his current position in 2002, Halverson managed a variety of business resources in Caterpillar’s Engine Division and was director of Corporate Business Development.

Halverson graduated with a Bachelor of Science degree in Accounting in 1982, and a Master of Science degree in Business Administration in 1996, both from the University of Illinois.

He is a Certified Public Accountant and member of the American Institute of CPAs.

*********************************************************************

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 13, 2004	By:	/s/ James B. Buda
James B. Buda
Vice President